AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 8, 2009

REGISTRATION NO.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CALIFORNIA MICRO DEVICES CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	94-2672609
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

490 NORTH MCCARTHY BLVD #100 MILPITAS, CALIFORNIA	95035-5112
(Address of principal executive offices)	(Zip Code)

1995 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED

Full title of the plan

ROBERT V. DICKINSON	COPY TO:
PRESIDENT AND CHIEF EXECUTIVE OFFICER	STEPHEN M. WURZBURG, ESQ.
CALIFORNIA MICRO DEVICES CORPORATION	PILLSBURY WINTHROP SHAW PITTMAN LLP
490 NORTH MCCARTHY BLVD #100	2475 HANOVER STREET
MILPITAS, CALIFORNIA 95035	PALO ALTO, CA 94304
(408) 263-3214	(650) 233-4500
(Name, address and telephone number of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

TITLE OF SECURITIES TO BE REGISTERED(1)	AMOUNT TO BE REGISTERED(2)	PROPOSED MAXIMUM OFFERING PRICE PER SHARE	PROPOSED MAXIMUM AGGREGATE PRICE	AMOUNT OF REGISTRATION FEE
Common Stock to be issued under the 1995 Employee Stock Purchase Plan, as amended	200,000	$2.765 (3)	$553,000	$30.86

(1)	The securities to be registered include options and rights to acquire $.001 par value common stock (“Common Stock”).
(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend, recapitalization or any other similar transaction effected without the receipt of consideration, which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.
(3)	Estimated pursuant to Rule 457(h) under the Securities Act solely for the purposes of calculating the registration fee, based upon the average of the high and low sales prices of the Registrant’s Common Stock on the NASDAQ National Market on May 7, 2009.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING IN ACCORDANCE WITH RULE 462 UNDER THE SECURITIES ACT.

INFORMATION REQUIRED PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8

GENERAL INSTRUCTION E INFORMATION

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective.

The Registrant’s Registration Statements on Form S-8 filed with the Securities and Exchange Commission on November 9, 2007 (File No. 333-147302); September 2, 2003 (File No. 333-108443); December 24, 2002 (333-102199); November 12, 1999 (File No. 33-90919); August 19, 1998 (File No. 61833); January 27, 1998 (File No. 333-44959); and August 17, 1995 (File No. 033-61907) are hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are hereby incorporated by reference in this Registration Statement:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended March 31, 2008, filed on June 11, 2008.

(b) The Registrant’s Quarterly Reports on Form 10-Q for the quarterly periods ended June 30, 2008; September 30, 2008; and December 31, 2008, filed on August 7, 2008; November 10, 2008; and February 9, 2009, respectively.

(c) The Registrant’s Current Reports on Form 8-K dated May 13, 2008 (which was filed on May 19, 2008); dated August 1, 2008 (which was filed on August 4, 2008) (but only as to item 8.01; items 7.01 and 9.01 are not hereby incorporated by reference); and dated August 21, 2008 (which was filed on August 27, 2008).

(d) The description of Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed on March 2, 1987, including any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Registrant is not, however, incorporating, in each case, any documents or information that Registrant is deemed to furnish and not file in accordance with Commission rules unless and to the extent that Registrant specifically states that such document or information is to be considered filed under the Exchange Act or specifically incorporates it by reference into this Registration Statement.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL.

Stephen M. Wurzburg, a partner at Pillsbury Winthrop Shaw Pittman LLP, counsel to the Registrant, owns 25,000 shares of Common Stock of the Registrant.

ITEM 8.	EXHIBITS.

See Index to Exhibits, which list of exhibits is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, State of California, on the 8th day of May, 2009.

CALIFORNIA MICRO DEVICES CORPORATION

By	/s/ Robert V. Dickinson
Robert V. Dickinson
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby make, constitute and appoint Robert V. Dickinson and Kevin J. Berry, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

NAME	TITLE	DATE

/s/ Robert V. Dickinson Robert V. Dickinson	Director, President and Chief Executive Officer	May 8, 2009

/s/ Kevin J. Berry Kevin J. Berry	Chief Financial Officer (Principal Financial and Accounting Officer)	May 8, 2009

/s/ Wade F. Meyercord Wade F. Meyercord	Chairman of the Board	May 8, 2009

/s/ Edward C. Ross Edward C. Ross	Director	May 8, 2009

/s/ David W. Sear David W. Sear	Director	May 8, 2009

/s/ John L. Sprague John L. Sprague	Director	May 8, 2009

/s/ David L. Wittrock David L. Wittrock	Director	May 8, 2009

INDEX TO EXHIBITS

Exhibit Number	Exhibit

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1)

24.1	Powers of Attorney (Reference is made to the signature page of this Registration Statement)